EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72293 of Golden State Vintners, Inc. on Form S-8 of our report dated September 23, 2003, appearing in this Annual Report on Form 10-K of Golden State Vintners, Inc. for the year ended June 30, 2003.

DELOITTE & TOUCHE LLP

Fresno, California
September 26, 2003